Exhibit 10.35
2006 SECTION 16 OFFICER BONUS PLAN
Section 16 Officer Plan for Calendar Year 2006
     Plan Design
•	Payment Eligibility
–	The goals must be met in order to be eligible for Bonus payment

–	Each Goal is measured independently
•	Timing
–	Annual plan
•	All components measured at year end
•	Bonus Potential:
•	Jerry Chase – Target Bonus = $300,000

•	Mark Richman – Target Bonus = $225,000
•	Goals:

		% of Bonus Tied to
2006	At Target	this Goal
Revenue	$61M	50%
EBITDA	($7.2M )	50%
	results in 100% bonus payment